Exhibit 23.5


                    Consent of Independent Public Accountants


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Iron Mountain Incorporated to be filed on or about November 18, 1998 of our report dated February 23, 1998, with respect to the consolidated financial statements of Arcus Technology Services, Inc. and Arcus, Inc. (Predecessor Company) included in Iron Mountain Incorporated's Form 8-K filed with the Securities and Exchange Commission on March 9, 1998.

                                                 /s/ Ernst & Young LLP


Dallas, Texas
November 13, 1998